Exhibit 99.1

Callon Petroleum Company Announces Pricing of Common Stock Offering

NATCHEZ, Miss., May 24, 2018 — Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it has priced an underwritten public offering of 22,000,000 shares of its common stock for total estimated gross proceeds (before the underwriter’s discounts and commissions and estimated offering expenses) of $259.6 million. The underwriters will have an option to purchase up to an additional 3,300,000 shares of common stock from the Company.

Proceeds from the offering are expected to be used to partially fund the pending acquisition of assets from Cimarex Energy Co. as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2018. If the pending acquisition is not consummated, the Company intends to use the net proceeds from the offering to fund a portion of its exploration and development activities, a potential redemption of its preferred stock, and for general corporate purposes, which may include leasehold interest and property acquisitions, repayment of indebtedness, and working capital.

J.P. Morgan and Morgan Stanley are acting as joint book-running managers for the offering. The offering is expected to close on May 30, 2018, subject to customary closing conditions. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, via telephone at 1-866-803-9204, or by e-mailing prospectus-eq_fi@jpmchase.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, or by mailing 180 Varick Street, 2nd Floor - New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration and operation of oil and natural gas properties in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements regarding the consummation of the pending acquisition and completion of related financings and the time frame in which these transactions will occur, the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

For further information contact:

Mark Brewer

Director of Investor Relations

281-589-5279